Exhibit 10.1

Waiver of Default

In accordance with the terms of that certain Promissory Note, dated February 6, 2009 (the “Note”), granted by First Physicians Capital Group, Inc., a Delaware corporation (the “Company”), to the undersigned (the “Holder”), the Holder hereby waives any and all claims or rights pursuant to the terms of the Note relating to the occurrence of an event prior to (and including) the date of this Waiver that would constitute an Event of Default (as that term is defined in the Note).

IN WITNESS WHEREOF, the Holder has caused this Waiver to be executed as of the date set forth below.

Original Outstanding Principal of Holder’s Note:

If Holder is an individual:	If Holder is an entity:

Signature	Name of Entity

Printed Name: __________________________	By:
Signature
Date: _________________________________	Name:

Title:

Date: